EXHIBIT 10.1

THIRD AMENDMENT TO THE EMPLOYMENT AGREEMENT

BY AND BETWEEN

HUMAN GENOME SCIENCES, INC. AND H. THOMAS WATKINS

WHEREAS, HUMAN GENOME SCIENCES, INC. (the “Company”) and H. THOMAS WATKINS (“Executive”) have entered into an employment agreement, dated as of November 21, 2004, as amended by the first and second amendments thereto (the “Employment Agreement”) and a letter agreement, dated December 18, 2007 under which the Executive participates in the Company’s Second Amended and Restated Key Executive Severance Plan (the “KESP Participation Letter”);

WHEREAS, the Company and Executive now desire to further amend the Employment Agreement the KESP Participation Letter to ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury regulations and other guidance promulgated thereunder; and

WHEREAS, Section 14 of the Employment Agreement provides that all amendments must be in writing signed by both parties;

NOW, THEREFORE, the Employment Agreement is hereby amended as follows:

1. Section 13 is hereby amended by deleting the last sentence thereof and replacing it with the following text:

“In the event that Executive becomes entitled to receive payments and benefits under this Agreement and under the Severance Plan due to a separation from service, he shall be entitled to the payments and benefits under the Severance Plan; provided, however, that such payments and benefits shall be paid net of the payments and benefits, if any, received under this Agreement prior to Executive becoming entitled to receive payments and benefits under the Severance Plan and Executive shall cease to receive payments and benefits under this Agreement upon becoming entitled to receive payments and benefits under the Severance Plan. For the avoidance of doubt, the severance payments and benefits under this Agreement and the Severance Plan shall not be paid in duplication of each other.”

2. Section 18(i)(i) is hereby amended in its entirety to read as follows:

“This Agreement is intended to comply with, or otherwise be exempt from, Section 409A of the Code and any regulations and Treasury guidance promulgated thereunder and this Agreement shall be so construed.”

3. Section 18(i) is hereby amended by adding a new subparagraph (vii) to read as follows:

“(vii) Timing of Severance Pay After Execution of a Release. If under the terms of the Agreement or the Severance Plan the execution of a general release of claims is a condition precedent to Executive receiving severance or other benefits under the Agreement or the Severance Plan, the Company will provide Executive with the form of release agreement on or within fourteen days after Executive’s separation from service. To be entitled to the severance or other benefits, Executive must execute and deliver to the Company the release agreement on or before the last day of the minimum required waiver consideration period provided under the Age Discrimination in Employment Act or other applicable law or such other date as may be specified in the release agreement. If Executive timely delivers an executed release agreement to the Company, and Executive does not revoke the release agreement during the minimum revocation period required under applicable law, if any, the severance or other benefits shall be paid or commence being paid, as applicable, on or after the date on which the release agreement becomes effective in accordance with the terms of the Agreement or the Severance Plan, as applicable; subject, however, to any six-month delay that may be required under Section 409A of the Code for payments of deferred compensation to specified employees (the “Specified Employee Rule”). If, however, the period during which Executive has discretion to execute and/or revoke the release agreement straddles two calendar years, the severance or other benefits, to the extent such payments and benefits constitute deferred compensation within the meaning of Section 409A of the Code, shall be paid or commence being paid, as applicable, as soon as practicable in the second of the two calendar years, regardless of within which calendar year Executive actually delivers the executed release agreement to the Company, subject to the release agreement first becoming effective and subject to the Specified Employee Rule, if applicable. Consistent with Section 409A of the Code, Executive may not, directly or indirectly, designate the calendar year of payment. Nothing in this paragraph shall be construed to alter the terms of the Agreement or the Severance Plan that condition Executive’s entitlement to any severance or other benefits upon

Executive’s compliance with restrictive covenants and any other terms and conditions specified in the Agreement or the Severance Plan.”

4. In all other respects, the Employment Agreement is hereby ratified and confirmed.

IN WITNESS WHEREOF, the Company and Executive hereby amend the Employment Agreement and, as referenced by the amendment to Section 18(i) of the Employment Agreement, the KESP Participation Letter, effective as of July 18, 2011.

H. THOMAS WATKINS		WITNESS:

/s/ H. Thomas Watkins		/s/ Cindy Tracy

HUMAN GENOME SCIENCES, INC.		ATTEST:

By:	/s/ James H. Davis	/s/ Rose Hadidian
James H. Davis, Ph.D.

Title: Executive Vice President and General Counsel